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                                                                    EXHIBIT 4.7

INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of October 23, 1998 among National Energy Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 1400 One Energy Square, 4925 Greenville Avenue, Dallas, Texas 75206 (the "Company"), Bank One, NA, a national banking association duly organized and existing under the laws of the United States, having its principal Corporate Trust Office at 100 East Broad Street, Columbus, Ohio 43271 ("BANK ONE"), and Norwest Bank Minnesota, N.A., a national banking association duly organized and existing under the laws of the United States, having its principal office at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0069.

         WHEREAS, the Company issued its $165,000,000 10 3/4% Senior Notes due 2006 of which $165,000,000 principal amount is outstanding (the "Notes"), under the Indenture dated as of August 21, 1997 (the "Indenture"), between the Company and Bank One, NA, as the Trustee (the "Trustee");

         WHEREAS, the Company appointed the Trustee as the paying agent (the "Paying Agent"), and the Note Registrar (the "Note Registrar"), under the Indenture;

         WHEREAS, the Indenture provides that the Trustee may at any time resign by giving written notice thereof to the Company;

         WHEREAS, the Trustee represents that it gave the Company a written notice of its resignation as Trustee, a true copy of which is annexed hereto marked Exhibit A;

         WHEREAS, the Indenture further provides that, if the Trustee shall resign, the Company shall promptly appoint a successor Trustee;

         WHEREAS, the Indenture provides that the successor Trustee shall execute, acknowledge and deliver to the Company and to the resigning Trustee an Instrument accepting such appointment and thereupon the resignation of the Trustee shall become effective and such successor Trustee without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of the resigning Trustee;

         WHEREAS, the Indenture further provides that no successor Trustee shall accept appointment as such unless at the time it is qualified and eligible under the Indenture;

         WHEREAS, Norwest Bank Minnesota, N.A. is qualified, eligible and willing to accept such appointment as successor Trustee:

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         WHEREAS, Bank One, simultaneously with the execution and delivery of this Instrument, has caused the notice required pursuant to the Indenture, a form of which is annexed hereto marked Exhibit B, to be mailed to the Holders of the Notes as therein required;

         NOW, THEREFORE, THIS INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, WITNESSETH: that for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby covenanted, declared and decreed by the Company, the successor Trustee and the Trustee as follows:

         1. The resignation of BANK ONE, as Trustee, and its discharge from the trust created by the Indenture shall be effective as of the date hereof upon the execution and delivery of this Instrument by all the parties hereto.

         2. The Company, in the exercise of the authority vested in it by the Indenture hereby appoints Norwest Bank Minnesota, N.A. as successor Trustee with all rights, powers, trusts, duties and obligations under the Indenture, such appointment to be effective as of the date hereof upon the execution and delivery of this Instrument by all the parties hereto.

         3. Norwest Bank Minnesota, N.A. hereby represents that it is qualified and eligible under the provisions of the Indenture to be appointed successor Trustee, and hereby accepts its appointment as successor Trustee, effective as of the date hereof upon the execution and delivery of this Instrument by all parties hereto, and hereby assumes the rights, powers, trusts, duties and obligations of the Trustee under the Indenture, subject to all terms and provisions therein contained.

         4. BANK ONE hereby grants, gives, bargains, sells, remises, releases, conveys, confirms, assigns, transfers and sets over to Norwest Bank Minnesota, N.A. as such successor Trustee and its successors and assigns all rights, title and interest of BANK ONE in and to the trust estate and all rights, powers and trusts, under the Indenture; and BANK ONE does hereby pay over, assign and deliver to Norwest Bank Minnesota, N.A. as such successor Trustee any and all money, if any, and property, if any, held by BANK ONE as Trustee; and the Company for the purpose of more fully and certainly vesting in and confirming to Norwest Bank Minnesota, N.A. as such successor Trustee said estate, properties, rights, powers and, at the request of Norwest Bank Minnesota, N.A., joins in the execution hereof.

         5. Notwithstanding the resignation of BANK ONE, as Trustee under the Indenture, the Company shall remain obligated under the Indenture to compensate, reimburse and indemnify BANK ONE in connection with its Trusteeship under the Indenture.

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         6. The Resigning Trustee agrees to pay or indemnify, as applicable, the Successor Trustee and hereby saves the Successor Trustee harmless from and against any and all costs, claims, liabilities, losses or damages whatsoever arising out of the Resigning Trustee's actions or omissions during its tenure as Trustee under the Indenture (including the reasonable fees, expenses and disbursements of counsel and other advisors of the Successor Trustee) that the Successor Trustee might suffer or incur arising out of actual, alleged or adjudicated actions of omissions of the Resigning Trustee. The Resigning Trustee will furnish to the Successor Trustee, promptly after receipt, all papers with respect to any action the outcome of which would make the indemnity provided for in this paragraph operative. The Resigning Trustee will have the right to provide its own defense and to select counsel and other advisors for the Successor Trustee in any such action. The Resigning Trustee and Successor Trustee hereby agree that the indemnities provided for in this paragraph shall apply only to claims, demands and actions that are made or brought against the Successor Trustee on or before the expiration of the period established by a statute of limitations (the "Statute of Limitations Period") adjudicated by any final order of a court of competent jurisdiction to be applicable to such claim, demand or action. The Resigning Trustee and the Successor Trustee further hereby agree that the indemnities provided for in this paragraph shall not apply to any claims, demands or actions brought against the Successor Trustee after the expiration of an applicable Statute of Limitations Period, as determined by a court of competent jurisdiction in any claim, demand or action brought against the Successor Trustee.

         7. This Instrument may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

         8. This Instrument shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Instrument of
Resignation, Appointment and Acceptance to be duly executed and their respective seals to be affixed hereunto and duly attested all as of the day and year first above written.


                                       NATIONAL ENERGY GROUP, INC.


                                       By /s/ MILES D. BENDER
                                          --------------------------------
                                          Miles D. Bender
                                          Chairman and Chief Executive Officer

[Seal]

ATTEST:


/s/ PHILIP D. DEVLIN
-----------------------------------
Philip D. Devlin
Secretary

                                       BANK ONE, NA
                                       as resigning Trustee


                                       By /s/
                                          --------------------------------
                                                 Authorized Signer

[Corporate Seal]

ATTEST:


/s/
-----------------------------------
        Authorized Signer

                                       Norwest Bank Minnesota, N.A.
                                                     as successor Trustee,


                                       By /s/
                                          --------------------------------
                                                 Authorized Signer

[Corporate Seal]

ATTEST:


/s/
-----------------------------------
       Authorized Signer

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